Exhibit 5.15

McElhanney Consulting Services Ltd.

December 3, 2020

TO:	Seabridge Gold Inc.
British Columbia Securities Commission
Ontario Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
Manitoba Securities Commission
Nova Scotia Securities Commission
The Office of the Yukon Superintendent of Securities
Toronto Stock Exchange
United States Securities and Exchange Commission

Re: Seabridge Gold Inc. (the “Company”)

Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

●	KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update, NI 43-101 Technical Report dated April 30, 2020

(the “Report”)

In connection with the Company’s short form shelf prospectus dated December 3, 2020 and all documents incorporated by reference therein including, but not limited to, the Company’s annual information form dated March 27, 2020 for the year ended December 31, 2019 (collectively, the “Prospectus”) and the Company’s Registration Statement on Form F-10 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Brendon Masson, P.Eng., on behalf of myself and McElhanney Consulting Services Ltd., hereby:

1.	consent to the public filing of the Report and the use of any extracts from or a summary of the Report in the Prospectus and the Registration Statement;

2.	consent to the use of my name and McElhanney Consulting Services Ltd.’s name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and the Registration Statement;

3.	confirm that I have read the Prospectus and the Registration Statement and that they fairly and accurately represent the information in the sections of the Report for which I am responsible; and

4.	confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the services performed by me in connection with the Report.

Yours truly,
/s/ Brendon Masson
Brendon Masson, P.Eng.